As filed with the Securities and Exchange Commission on August 31, 2007
Registration No. 333-118340

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

JUNIPER NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0422528 (I.R.S. Employer Identification Number)
1194 North Mathilda Avenue
Sunnyvale, California 94089
(408) 745-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Juniper Networks, Inc. Amended and Restated 1996 Stock Plan
(Full title of the plan)

Scott Kriens
Chief Executive Officer and Chairman of the Board
Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, California 94089
(408) 745-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Katharine A. Martin, Esq.		Mitchell Gaynor, Esq.
Wilson Sonsini Goodrich & Rosati		Michael Johnson, Esq.
Professional Corporation		Juniper Networks, Inc.
650 Page Mill Road		1194 North Mathilda Avenue
Palo Alto, California 94304		Sunnyvale, California 94089
Telephone: (650) 493-9300		Telephone: (408) 745-2000

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 24.1

DEREGISTRATION
     The Registration Statement on Form S-8 (Registration No. 333-118340) (the “Registration Statement”) of Juniper Networks, Inc. (the “Company”) pertaining to the registration of 20,000,000 shares of the Company’s common stock (in connection with the Company’s Amended and Restated 1996 Stock Plan (the “Plan”) was filed with the Securities and Exchange Commission on August 18, 2005. The Plan has expired and no further awards may be granted or awarded under the Plan, and 387,220 shares registered in connection with the Plan were never offered or issued. Pursuant to an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration 387,220 shares that will no longer be offered and sold under the Plan.
Item 8. Exhibits

Exhibit
No.	Description
24.1	Power of Attorney

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 31st day of August, 2007.

JUNIPER NETWORKS, INC.
By:	/s/ Robyn Denholm
Robyn Denholm
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

* Scott Kriens	President, Chief Executive Officer and Chairman of the Board (Chief Executive Officer)	August 31, 2007
/s/ Robyn Denholm Robyn Denholm	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2007
Pradeep Sindhu	Chief Technical Officer and Vice Chairman of the Board	August 31, 2007
* Robert M. Calderoni	Director	August 31, 2007
* Kenneth Goldman	Director	August 31, 2007
* William R. Hearst III	Director	August 31, 2007
Mike Rose	Director	August 31, 2007
* Michael Lawrie	Director	August 31, 2007
* Stratton Sclavos	Director	August 31, 2007
* William R. Stensrud	Director	August 31, 2007

*By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.	Description
24.1	Power of Attorney